BEAR STEARNS	BEAR STEARNS FINANCIAL PRODUCTS INC. 383 MADISON AVENUE NEW YORK, NEW YORK 10179 212-272-4009

DATE:	August 30, 2005

TO:	Structured Asset Mortgage Investments II Trust 2005-F1
ATTENTION: TELEPHONE: FACSIMILE:	Account Manager 617-603-6401 617-603-6638	CC: Account Administrator PHONE: 617-603-6455 FAX: 617-603-6637

TO: ATTENTION: TELEPHONE: FACSIMILE:	Structured Asset Mortgage Investments II Inc. Christopher McGovern 212-272-2453 212-272-2718

TO: ATTENTION: TE TELEPHONE: FACSIMILE:	Bear Stearns Capital Markets Inc. Derivatives Documentation 212-272-2711 212-272-9857

FROM: TELEPHONE: FACSIMILE:	Derivatives Documentation 212-272-2711 212-272-9857

REFERENCE NUMBER(S):	FXNEC7231-CXNE158571 / FXNEC7330-CXNE160735 / FXNEC7337-CXNE159760-CXNE160029/ FXNEC7353-CXNE158942

NOVATION AGREEMENT

dated as of August 30, 2005 among:

Structured Asset Mortgage Investments II Inc. ("Transferor A") and
Bear Stearns Capital Markets Inc. ("Transferor B")

AND

Structured Asset Mortgage Investments II Trust 2005-F1 ("Transferee A") and
Bear Stearns Financial Products Inc. ("Transferee B")

Transferor A and Transferor B have entered into Transactions as identified in the attached Annex (each the "Old Transaction").

With effect from and including August 30, 2005 (the "Novation Date") (i) Transferor A wishes to transfer by novation to Transferee A, and Transferee A wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of Transferor A under and in respect of each Old Transaction and (ii) Transferor B wishes to transfer by novation to Transferee B, and Transferee B wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of Transferor B under and in respect of each Old Transaction, with the effect that Transferee A and Transferee B enter into new transactions (each, a "New Transaction") between them having the terms provided in each New Confirmation (as defined below), as more particularly described below.

Transferee A wishes to accept Transferee B and Transferee B wishes to accept Transferee A as its sole counterparty with respect to each New Transaction.

Transferor A and Transferor B wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of each Old Transaction.

Accordingly, the parties agree as follows: ---

1.	Definitions.

Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc., (the "1992 ISDA Master Agreement") are used herein as so defined, unless otherwise provided herein.

2.	Transfer, Release, Discharge and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)	Transferor A and Transferor B are each released and discharged from further obligations to each other with respect to each Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of Transferor A and Transferor B with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by Transferor A and Transferor B in accordance with the terms of each Old Transaction;

(b)	in respect of each New Transaction, the Transferee A and Transferee B each undertake liabilities and obligations towards the other and acquire rights against each other as provided in the New Confirmations (as defined below) between Transferee A and Transferee B (and, for the avoidance of doubt, as if Transferee A and Transferee B were Transferor A and Transferor B, save for any rights, liabilities or obligations of Transferor A or the Transferor B with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date; provided that, for the avoidance of doubt, the Fixed Amount with respect to each transaction has been paid in full and Transferor B and Transferee B agree that Transferor B has paid Transferee B such consideration with respect to each such Fixed Amount as they have agreed between them); and

(c)	the Transferee A and Transferee B shall enter into Confirmations (the "New Confirmations") in the forms attached as Exhibit A hereto specifying the terms of the New Transactions and the New Transactions shall be governed by and form part of the New Confirmations.

3.	Representations and Warranties.

(a)	On the date of this Novation Agreement and on each Novation Date:

(i)	Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to "this Agreement" or "any Credit Support Document" being deemed references to this Novation Agreement alone, as well as the following representations and warranties:

(A)	It is acting for its own account, and it has made its own independent decisions to enter into this Novation Agreement and as to whether this Novation Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral of the other parties as investment advice or as a recommendation to enter into this Novation Agreement; it being understood that information and explanations related to the terms and conditions of this Novation Agreement shall not be considered investment advice or a recommendation to enter into this Novation Agreement. No communication (written or oral) received from any of the other parties shall be deemed to be an assurance or guarantee as to the expected results of this Novation Agreement;

(B)	It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Novation Agreement. It is also capable of assuming, and assumes the risks of this Novation Agreement; and

(C)	None of the other parties is acting as a fiduciary or an advisor to it in respect of this Novation Agreement.

(ii)	Transferor A and Transferor B each makes to the other and to Transferee A, and Transferee A and Transferee B each makes to the other, the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)	Each of the Transferors and Transferee B represents and warrants to each other and to Transferee A that:

(A)	it has made no prior transfer (whether by way of security or otherwise) of any interest or obligation in respect of any of the Old Transactions; and

(B)	as of the Novation Date, all obligations of Transferor A and Transferor B under each Old Transaction required to be performed on or before the Novation Date have been fulfilled.

(iv)	Transferor A and Transferor B each represents to the other and to Transferee A and Transferee B that no Event of Default or Potential Event of Default with respect to itself or any Credit Support Provider (each as defined with respect to any of the Old Transactions) has occurred under each Old Transactions.

(b)	Transferor A makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the New Transactions or the New Confirmations or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of Transferor B, the Transferees or any other person or for the performance and observance by the Transferor B, the Transferees or any other person of any of its obligations under the New Transactions or the New Confirmations or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4.	Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.	Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.	Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.	(a)	Governing Law. This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to "this Agreement" being deemed references to this Novation Agreement alone.

Please check this Novation Agreement and confirm that the foregoing correctly sets forth the terms of our agreement by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Novation Agreement to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

Structured Asset Mortgage Investments II Inc.

By: /s/ Sara Bonesteel
       As authorized agent or officer for Structured Asset
       Mortgage Investments II Inc.
       Name: Sara Bonesteel
       Title: Senior Managing Director
Date: August 30, 2005	Bear Stearns Capital Markets Inc. By: /s/ Louis A. Nees Name: Louis A. Nees Title: Senior Managing Director Date: August 30, 2005

Structured Asset Mortgage Investments II Trust 2005-F1
By: U.S. Bank National Association, as Trustee

By: /s/ Maryellen Hunter
       Name: Maryellen Hunter
       Title: Assistant Vice President
Date: August 30, 2005	Bear Stearns Financial Products Inc. By: /s/ Annie Manevitz Name: Annie Manevitz Title: Authorized Signatory Date: August 30, 2005

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ANNEX

    initial
Notional Amount                                            Cap Rates
     (USD)             Trade Date     Effective Date          (%)         Termination Date       Reference No.
     -----             ----------     --------------          ---         ----------------       -------------

   70,000,000         July 7, 2005     July 29, 2005       4.00000% /       July 25, 2021          CXNE158571
                                                           9.00000%

   75,000,000        August 9, 2005   August 30, 2005      4.15000% /       May 20, 2013           CXNE160735
                                                           9.15000%

   75,000,000        July 29, 2005    August 30, 2005      4.10000% /      August 20, 2011         CXNE160029
                                                           9.10000%

   75,000,000        July 26, 2005    August 30, 2005      4.10000% /      August 20, 2011         CXNE159760
                                                           9.10000%
   95,343,380        July 13, 2005    August 30, 2005      4.09000% /      April 20, 2010          CXNE158942
                                                           9.09000%